Exhibit 4.2
FORM OF WARRANT CERTIFICATE
VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013
UNIT WARRANTS TO PURCHASE COMMON STOCK
No.      -
No. of Unit Warrants:
CUSIP
PLANET BEACH FRANCHISING CORPORATION
     THIS CERTIFIES THAT                     , or its registered assigns, is the registered holder of the number of Unit Warrants (“Warrants”) set forth above. Each Warrant entitles the holder thereof to purchase from Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, dated as of                     , 2010, by and between the Company and Securities Transfer Corporation, a                      corporation (the “Warrant Agreement”), during the period (the “Exercise Period”) commencing as of 9:30:01 a.m., New York time, on                     , 2010, and ending as of 5:00 p.m., New York time, on                     , 2013 (“Expiration Time”), one (1) fully paid and non-assessable share of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). Any capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant Agreement.
     The Warrants may be exercised by delivery to Securities Transfer Corporation at [INSERT ADDRESS], (or to the address of any successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company), of:
     (i) this Warrant Certificate, with the exercise form attached hereto duly completed and executed; and
     (ii) payment of the Exercise Price to the order of [________].
     Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Shares is current. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.
     This Warrant will expire as of the Expiration Time if it is not exercised prior to such time by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date in accordance with the terms of the Warrant Agreement.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at its corporate offices.
     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor as provided in the Warrant Agreement.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     This Warrant Certificate, with or without other certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     WITNESS the signatures of the duly authorized officers of Planet Beach Franchising Corporation and its corporate seal.

By:		By:

	Title:		Title:
(CORPORATE SEAL)
Countersigned:
SECURITIES TRANSFER CORPORATION

By:
Authorized Officer

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM:	as tenants in common
TEN ENT:	as tenants by the entireties
JT TEN:	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act (State)

UNIF TRF MIN ACT		Custodian
	(Cust)		(Minor)
under Uniform Transfers to Minors Act (State)

FORM OF EXERCISE
(To be executed upon exercise of Unit Warrant)
To: Planet Beach Franchising Corporation
     The undersigned, pursuant to the provisions set forth in the Warrant Certificate and Warrant Agreement, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Planet Beach Franchising Corporation (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash by certified or bank cashier’s check in the amount of $                    .
     Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:

Address:

SS#/TIN#:

Signature(s):

(This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.)

Date:

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)
FOR VALUE RECEIVED, the undersigned Registered Holder,                                         , hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

(Please insert social security or tax identification
number of Registered Holder)
                              of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                                              attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.
Date:

Signature(s):

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed: (The signature(s) should be guaranteed by an eligible institution pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.)